Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                                                                   Exhibit 10.34

                                   AGREEMENT


     This Agreement, dated as of March 26, 2000 (the "Effective Date"), is made
                                       --             --------------
by and between Lycos, Inc., a Delaware corporation with a principal place of business at 400-2 Totten Pond Road, Waltham, MA 02451 ("Lycos") and Autoweb.com,
                                                        -----
Inc., a Delaware corporation with a principal place of business at 3270 Jay Street, Santa Clara, California 95054 ("Autoweb").
                                        -------

                                   Recitals
                                   --------

     WHEREAS Lycos is the owner or licensee of certain Web services (collectively, the "Lycos Services"), which are accessible through the URLs
                    --------------
www.lycos.com (the "Lycos Site"), www.hotbot.com, www.tripod.com,
-------------       ----------
www.angelfire.com, www.whowhere.com, www.mailcity.com, www.quote.com, www.sonique.com, and www.gamesville.com (all Lycos-owned sites, including other properties not listed above acquired by Lycos after the Effective Date shall be referred to collectively as the "Lycos Network", provided, however, that, (i) to
                                 -------------
the extent that following the Effective Date, Lycos acquires any properties which, prior to such acquisition, have exclusive contractual relationships with other suppliers of content, tools, services, or information substantially similar to the Content (as defined below), such properties shall not be included in the definition of the Lycos Network for purposes of this Agreement except as thereafter mutually agreed, and (ii) to the extent that following the Effective Date, Lycos acquires any properties which, prior to such acquisition, have non-exclusive contractual relationships with other suppliers of content, tools, services, or information substantially similar to the Content (as defined below), such properties shall be included in the definition of the Lycos Network on a non-exclusive basis (i.e., the provisions of Section 2.1 below shall not extend or apply with respect to such properties, except as thereafter mutually agreed); and

     WHEREAS Autoweb is the operator of a Web site accessible through the URL www.autoweb.com (the "Autoweb Site") on which Autoweb supplies certain
                      ------------
automotive content for consumers (i.e. prospective car purchasers), car buying services, and related tools, information, and technology (collectively, the "Content"); and
 -------

     WHEREAS Lycos and Autoweb wish to continue and to enhance their existing relationship through which a co-branded version of the Autoweb Site shall become a destination for Internet users and the premier source of such Content for users of the Lycos Network (the "Co-branded Site") in the United States; and
                                 ---------------

     WHEREAS Lycos and Autoweb desire that, as part of their relationship, Lycos will integrate links throughout the Lycos Network to the Co-branded Site; and

     WHEREAS Lycos and Autoweb further desire to strengthen their relationship to market and promote certain of the Content in co-branded form (the "Co-branded Content"), the Co-branded Site, and the Lycos Network to third parties; and

     WHEREAS, Lycos and Autoweb wish their previous Agreement to be superseded by this Agreement;

     WHEREAS Lycos and Autoweb further desire that, as part of their relationship, Lycos shall have an ownership interest in Autoweb;


Lycos Confidential

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lycos and Autoweb hereby agree as follows:


                                     Terms
                                     -----

     1.     Co-branded Site.
            ---------------

     1.1    Serving and Hosting.  Autoweb will operate and serve the Co-branded
            -------------------
Site in a manner consistent with the then-current quality standards of Lycos and which meets response performance standards for Lycos users at least as good as those of the Lycos Site and in accordance with the specifications set forth in Exhibit A to this Agreement. In addition, except as provided in this Agreement, Autoweb will be responsible for system operation software costs, hardware costs, and network costs, and shall integrate ad serving software designated by Lycos at Lycos' request. Autoweb shall provide Lycos with a contact at Autoweb who shall be available to assist Lycos twenty-four hours a day, seven days a week regarding operation of the Co-branded Site. Autoweb will generate daily traffic reports and provide Lycos with audited traffic reports on a monthly basis. Except as specifically set forth in Section 1.4, Section 3, Section 6, and
Section 8, Autoweb shall not, without Lycos' prior approval; (i) sell or place advertisements or sponsorships on any page of the Co-branded Site for any entity or person; (ii) sell merchandise or other items on any page of the Co-branded Site; (iii) place a link on the Co-branded Site to the Autoweb Site or any other site; or (iv) host or conduct a game, promotion or sweepstakes on the Co-branded Site. To the extent permitted by Autoweb's pre-existing contractual relationships with third parties, Autoweb shall provide additional services, functionality, and Content that are developed by or on behalf of Autoweb for the Autoweb Site (or any successor to the Autoweb Site) at no additional cost so that the Co-branded Site is maintained at a level substantially equal to the Autoweb Site as it appears from time to time. The parties shall jointly review the desirability of the addition of any such additional services, functionality and/or Content on a quarterly basis, provided, however, that under no circumstances shall Lycos be required to include on the Co-branded Site any services, functionality, offerings, and/or Content (a) that feature, display, or promote illegal, unlawful, pornographic, or obscene materials or activities, tobacco, or alcohol, or (b) the advertising for or inclusion of which on the Lycos Network, including the Co-branded Site, would contravene Lycos' pre-existing contractual restrictions (collectively, "Prohibited Content"). Lycos
                                                  ------------------
shall have the right to allow its subsidiaries, joint venture partners, and licensees of the Lycos Services to link to the Co-branded Site.

     1.2    Launch Date. Autoweb shall launch the Co-branded Site on or before
            -----------
April 15, 2000 (the "Launch Date").  The parties shall work together to support
                     -----------
the Launch and shall provide each other with such reasonable assistance as necessary to enable each to perform their respective obligations to achieve the Launch.

     1.3    Branding. The Co-branded Site will have the Lycos Network branding
            --------
bar on each page and the Lycos Network "look and feel" surrounding the pages of the Co-branded Site, which shall otherwise bear Autoweb's logo and branding in a form and manner substantially as reflected on the Autoweb Site. The URL of the Co-branded Site will be substantially similar to www.autoweb.lycos.com.
                                                 ---------------------

     1.4    Content.
            -------

     1.4.1  Content on the Co-branded Site.  The Content on the Co-branded Site
            ------------------------------
shall include, at a minimum, (a) the Co-branded Content, which shall consist of all of the Content on the Autoweb Site as it appears from time to time during the Term, except for (i) any Prohibited Content, which shall not be included on the Co-branded Site in any case, and (ii) such Content as Lycos reasonably and specifically identifies as objectionable or which is otherwise excluded pursuant to Section 6.1 hereof, (b) such Lycos tools and content as are necessary to provide users with relevant search, chat, message board, and instant messaging functionality to the extent mutually agreed upon by the parties (collectively, "Lycos Community Content"), and (c) such other content as
                        -----------------------
the parties mutually agree upon from time to time. In the event that Lycos reasonably identifies as objectionable Content which Autoweb has already included on the Co-branded Site, the parties shall, as soon thereafter as possible (and no later than three (3) business days thereafter), meet to address Lycos' objections to such Content. In the event that, following such meeting, Lycos elects to have such Content removed, Autoweb shall remove such Content as soon as commercially reasonable, and in all events, within fifteen (15) days following the meeting described in the preceding sentence. Lycos shall reimburse Autoweb on a reasonable time and materials basis for the work required to be performed under the preceding sentence.

     1.4.2  Lycos Community Resources.  In conjunction with Lycos' provision of
            -------------------------
the Lycos Community Content, Lycos shall dedicate such resources as are necessary to jointly prepare, offer, and support on the Co-branded Site the Lycos Community Content. At Autoweb's election, and to the extent permitted by Lycos' pre-existing contractual restrictions, Lycos shall also make the Lycos Community Content available for use by users of the Autoweb Site on a royalty free basis during the Term. All such offerings on the Autoweb Site shall bear Lycos ingredient branding, and be subject to Lycos' rules, policies, and conditions governing use of such offerings. Autoweb shall provide such assistance as reasonably requested by Lycos in connection with such offerings.

     1.4.3  Co-branded Network Content.  During the Term, Autoweb shall provide
            --------------------------
to Lycos such portions of the Co-branded Content as selected by Lycos which Lycos may display throughout the Lycos Network (the "Co-branded Network
                                                      ------------------
Content") and/or through wireless offerings ("Co-branded Wireless Content").
-------
Autoweb shall deliver the Co-branded Network Content and the Co-branded Wireless Content to Lycos in a format that is mutually acceptable to the parties. When Lycos displays any such Co-branded Network Content on the Lycos Network, or the Co-branded Wireless Content through wireless offerings, the placements shall be subject to the parties' mutual agreement. During the first year of the Term, the number of impressions displayed through wireless offerings shall not be included for purposes of satisfying the Impressions Guarantee (set forth in Section 2.2). Thereafter, the parties shall, in good faith, negotiate the manner in which such impressions shall be counted towards the Impressions Guarantee.

     1.5    Premier Portal Partner. During the Term, Autoweb shall not enter
            ----------------------
into any agreement with any Lycos Competitor ("Lycos Competitor" shall refer to
                                               ----------------
those companies listed on Exhibit C) that provides for a co-branded offering of substantially all of the Content offered on the Autoweb Site or otherwise provides for a co-branded offering of all of the Co-branded Content to the extent such content is supplied by Autoweb. This Section shall not be interpreted so as to prohibit Autoweb from entering into substantially different or other forms of commercial relationships with such companies.

     2.     Lycos Network Integration.
            -------------------------

     2.1    Exclusivity. Except as provided below, Autoweb shall be the
            -----------
exclusive supplier of all automotive content for consumers (i.e., prospective car purchasers), car buying services and related tools, information, and technology (the "Exclusive Content") for the Lycos Auto Guide. The term "Lycos Auto Guide" as used herein shall refer to the principal location anywhere on the Lycos Network (except classifieds areas) featuring the aggregation of automotive content for consumers (i.e., prospective car purchasers), car buying services and related tools, information, and technology in whatever form such location appears from time to time during the Term. Autoweb shall, through links to and from the Co-branded Site, supply all of the Exclusive Content displayed to users via the Lycos Auto Guide, and Lycos shall not, by link or otherwise, integrate substantially similar Exclusive Content of any other automobile-related supplier within the Lycos Auto Guide except through the Co-branded Site, except following the procedures provided in Section 2.1.1 below. Further, following the Effective Date, Lycos will not, during the Term, enter into agreements for the promotion or display of advertisements on the Lycos Auto Guide, in the Lycos Autos Directory in connection with relevant Auto search queries on the Lycos Network, or in other areas of the Lycos Network (except classified areas) targeted to the sales of automobiles for the following: (i) Any entity listed on Exhibit E attached hereto, which may be updated quarterly in Autoweb's reasonable exercise of its discretion through the addition and deletion of similarly situated entities so long as the overall number of entities listed thereon remains constant, or (ii) any other person whose primary business is to supply consumers with automotive content ( i.e., in connection with sales of autos) or automotive buying tools or related technology.

     2.1.1  Quarterly Content Reviews.  On a quarterly basis, Lycos and Autoweb
            -------------------------
shall meet to review the Co-branded Content offering of the Lycos Auto Guide, and shall identify any additional Co-branded Content that the parties mutually desire to add to the Lycos Auto Guide. To the extent that Lycos seeks to display additional Content on the Lycos Auto Guide that is not included by Autoweb in the Co-branded Content, the parties shall confer about the inclusion of such content at the next quarterly Content review. In the event that, following such review, Autoweb elects not to provide the additional Content identified by Lycos, Lycos shall thereafter have the right to obtain such additional Content for inclusion in the Lycos Auto Guide by link to a site hosted by Lycos or a third party.

     2.1.2  Program Managers.  Each party shall assign a program manager to
            ----------------
serve as the principal contact to the other with respect to the parties' relationship and shall be available twenty-four hours per day, seven days per week, as reasonably requested (the "Program Managers"). The Program Managers shall work closely together to try to make the relationship reflected in the Agreement successful, and shall, without limitation, monitor and/or oversee all aspects of the relationship, receive and respond to requests for assistance and approvals, and, on an ongoing basis, seek to identify and implement commercially reasonable enhancements to the relationship.

     2.2    Impressions. Appropriate representatives of Lycos and Autoweb shall
            -----------
meet within fifteen (15) days following the Effective Date to mutually agree upon a plan and schedule for the delivery, placement, and form of impressions to be displayed across the Lycos Network (the "Impressions Plan"). The goal of the
                                            ----------------
Impressions Plan shall be to drive and direct users to the Co-branded Site as a destination for on-line content, tools, and services relating to the purchase of automobiles. The parties shall memorialize the Impressions Plan in writing and attach it to this Agreement as Exhibit B2. Impression plan to be memorialized in Exhibit B2 shall include but not be limited to the following data: i) screenshots showing example placement of all advertising products (such as buttons and banners and showcase boxes); ii) pixel sizes for all advertising products; iii) a list of key words and search terms; and iv) a make-good plan for impressions for advertising products not delivered within each semi-annual period, excluding the first such period following the Launch Date, such make good period to last for ninety days. The parties' meeting referenced in the first sentence of this section shall include consideration of quarterly objectives. If the parties cannot agree on the Impressions Plan, then, at a minimum, Lycos shall display no fewer than 500 million impressions across the Lycos Network each year of the Term substantially in the form and manner set forth in Exhibit B1 attached hereto (the "Impressions Guarantee"); provided,
                                          ---------------------
however, that in the event that Lycos fails to deliver during any year of the Term a number of impressions equal to or greater than the Impressions Guarantee, then Lycos shall have an additional 90 days thereafter to meet the Impressions Guarantee for such year. Any impressions delivered by Lycos during such make good period towards the satisfaction of the preceding years' Impression Guarantee shall not be counted toward the following year's Impressions Guarantee. In no event, during any year of the Term, including the make good period, shall Lycos deliver fewer than the number of impressions set forth in the Impressions Guarantee, unless agreed by both parties in writing. The purpose of Lycos' delivery of the impressions to be supplied by Lycos pursuant to Exhibit B1 or B2, as applicable, shall be to attempt to drive user traffic to the Co-branded Site. All impressions shall bear links to the Co-branded Site. Except as otherwise agreed by the parties, to the extent that Lycos displays multiple impressions on any page, Lycos shall not count more than two (2) such impressions per page, except that Lycos may count three (3) impressions per page for up to fifteen percent (15%) maximum of the Impressions Guarantee. In addition, each impression on a page counted towards the Impressions Guarantee shall contain a different creative execution. As Lycos re-designs pages and sites within the Lycos Network from time to time, Lycos may make reasonable substitutions for such placement and types of impressions delivered in connection with the Impressions Plan and/or the Impressions Guarantee. Autoweb shall provide Lycos with any assistance requested by Lycos in establishing the links between the Lycos Network and the Co-branded Site, and with all artwork (subject to Lycos' approval) for all Impressions.

     2.2.1  Incremental Positioning and Placement.  The parties agree and
            -------------------------------------
acknowledge that prominent and persistent promotion of the Co-branded Site by Lycos is a material aspect of this Agreement. As such, Lycos shall promote the Co-branded Site throughout the Lycos Network in a manner incremental to the Impression Guarantee set forth in Section 2.2 above, and consistent with the goal of maximizing the commercial benefits to both parties, including through the placement of prominent and persistent auto links on all Lycos Network sites. If the parties mutually determine that (i) user traffic to the Co-branded Site is insufficient; or (ii) that revenue derived from the Co-branded Site is insufficient; or (iii) the parties have not maximized the commercial benefits of the relationship, then the parties will work together (subject to Section 2.1.1 of this Agreement) to increase such traffic and revenues.

     2.3    Standard Terms and Conditions.  The advertising products outlined in
            -----------------------------
Exhibits B1 or B2 will be provided pursuant to the Terms and Conditions outlined
-----------------
in attached Exhibit D, which Terms and Conditions are incorporated herein by
            ---------
reference. Throughout the Term, all advertising banners must meet the Lycos specifications found at http://adreporting.lycos.com/specs.html, as they appear
                        ---------------------------------------
from time to time.

     3.     Strategic Sales and Marketing.
            -----------------------------

     3.1    Advertising Products on Co-branded Site.  Within fifteen (15) days
            ---------------------------------------
following the Effective Date and regularly thereafter under paragraph 3.3, the parties shall meet to develop joint marketing materials for the sale of the Advertising Products (as defined below) (the "Joint Marketing Materials"). The parties may jointly and/or separately present the Joint Marketing Materials to prospective customers. As between the parties, Lycos shall have final right to accept or reject all advertising, sponsorships, and promotions offered on the Co-branded Site ("Advertising Products"). All revenues derived from such sales will be payable to Lycos for distribution pursuant to Section 4.

     3.2    Introduction and Marketing of Lycos Network. Autoweb shall introduce
            -------------------------------------------
the Co-branded Site and the Lycos Network in all (100%) of its sales efforts, whether for sales of the Advertising Products or otherwise, during the Term.

     3.2.1  Introduction of Autoweb to Lycos Joint Ventures.  Lycos shall
            -----------------------------------------------
introduce the Co-branded Site and Autoweb to each of Lycos' joint ventures requested by Autoweb, including without limitation Lycos' Canadian joint venture.

     3.3    Strategic Plan Meetings.  Within fifteen (15) days following the
            -----------------------
Effective Date, and thereafter on at least a monthly basis, appropriate representatives from Lycos and Autoweb shall meet (i) to formulate joint marketing and development strategies designed to promote the Co-branded Site and revenue generating opportunities in connection therewith, including but not limited to in connection with sales of the Advertising Products and mutually agreed upon quarterly inventory commitments therewith, (ii) to review all sales and marketing efforts to date, (iii) to review Direct Referrals and Direct Referral Revenue (as defined in Section 5), and (iv) to discuss such other matters as the parties mutually agree upon, including without limitation as contemplated by Section 3.1.

     3.4    Development for Specific Strategic Partner.    To the extent that,
            ------------------------------------------
specifically as part of their joint marketing and development strategies, Lycos and Autoweb agree to develop, for the Co-branded Site, additional Co-branded Content, Lycos shall reimburse Autoweb for direct expenses associated therewith on a reasonable time and materials basis. Autoweb shall license to Lycos such additional content, tools, and services during the Term on a royalty-free basis, and Autoweb shall have the right to offer such additional content, tools, and services on the Autoweb Site.

     4.     Advertising Product Revenue Sharing.  The cumulative annual Net
            -----------------------------------
Advertising Revenue from all sales during the Term of Advertising Products will be split as follows:

     (a)  First [*] in Gross Revenue:

               Lycos:         [*] of Net Advertising Revenue

               Autoweb:       [*] of Net Advertising Revenue


     (b)  From [*] to [*] in Gross Revenue:

               Lycos:         [*] of Net Advertising Revenue

               Autoweb:       [*] of Net Advertising Revenue


     (c)  From [*] to [*] in Gross Revenue:

               Lycos:         [*] of Net Advertising Revenue

               Autoweb:       [*] of Net Advertising Revenue


     (d)  Gross Revenue in excess of [*]

               Lycos:         [*] of Net Advertising Revenue

               Autoweb:       [*] of Net Advertising Revenue

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

"Gross Revenue" shall refer to all revenues actually received by Lycos from
 -------------
sales of the Advertising Products.  "Net  Advertising Revenue" means Gross
                                     ------------------------
Revenue less Lycos' costs of serving and processing (which shall be deemed to be a flat [*] of Gross Revenue). Payment will be made to Autoweb within forty (45) days following the calendar quarter in which Lycos actually receives the revenue.

     5.     Direct Referrals.  Autoweb shall have the right to refer customers
            ----------------
to Lycos for placement of sales of advertising products elsewhere on the Lycos Network (i.e., other than through the Co-branded Site), provided that Lycos shall have no obligation to accept or complete any such sales ("Direct Referrals"). To the extent such Direct Referrals result in sales of advertising products and/or promotions placed on the Lycos Network other than on the Co-branded Site, and Lycos receives gross revenues from such sales in amounts greater than [*] per year ("Qualifying Direct Referrals"), the Direct
                            ---------------------------
Referral Revenue shall be split as follows:

     Lycos:        [*] Net Direct Referral Revenue

     Autoweb:      [*] Net Direct Referral Revenue

"Net Direct Referral Revenue" shall mean gross revenues actually received by
 ---------------------------
Lycos from all Qualifying Direct Referrals, less Lycos' costs (which shall be deemed to be a flat [*]% of such gross revenues). Lycos shall pay Autoweb its share of Net Direct Referral Revenue forty-five days after the close of the calendar quarter in which it is received.

     6.     Transactions on Co-branded Site.
            -------------------------------

     6.1    Permitted Transactions.  Lycos and Autoweb shall mutually agree
            ----------------------
upon the types of transactions permitted to be performed on or through the Co-branded Site("Permitted Transactions"). The Permitted Transactions shall include, at a minimum (a) all forms of transactions offered on the Autoweb Site as of the Effective Date, (b) such transactions as are currently offered on the Autoweb Site in alternative forms as they may change from time to time on the Autoweb Site, and (c) any new automotive buying models. Subsections (b) and (c) shall be specifically subject to the prohibitions of Section 1.1 regarding Prohibited Content, and shall also be subject to the procedures and prohibitions concerning objectionable content set forth in Section 1.4.1. Notwithstanding anything to the contrary in this Section the Co-branded Site shall not, directly or indirectly, include offerings for the provision of [*] or [*] except as mutually agreed by the parties. In the event that Lycos and Autoweb hereafter during the Term mutually determine to include offerings for the provision of [*] or [*], through operation of Section 6.5 or otherwise, the additional provisions of this Section 6 shall be equally applicable to such offerings.

     6.1.1  Sales.  Autoweb shall be responsible for all aspects of sales
            -----
generated from the Co-branded Site, including, without limitation, taking orders, processing payments, shipping orders, ordering and stocking inventory, processing returns, refunds and credits, insuring shipments (if customary in
Autoweb's shipment of product sold other than via the Web), etc.   Lycos shall
take no part in, and have no responsibility or liability for, the actual sales transactions.

     6.2    Revenue From Transactions on Co-branded Site.  The revenue generated
            --------------------------------------------
from transactions conducted on or through the Co-branded Site shall be shared as follows:

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.2.1  Years 1-3.  During the first, second, and third Year of the Term,

Autoweb shall retain all revenues generated from transactions on, through, or from the Co-branded Site, including without limitation transactions resulting directly or indirectly in sales of automobiles regardless of the selling channel, (collectively, "Transaction Revenue") up to [*] per Year (the
                         -------------------
"Threshold"). Following the generation of Transaction Revenue in excess of the Threshold, Autoweb shall pay Lycos [*] for every Qualifying Lead originating
                                                 ---------------
from the Lycos Network (a "Qualifying Lead" shall mean each user that completes an on-line registration form (each, a "Purchase Request") on the Co-branded Site
                                       ----------------
and submits a deposit with a valid credit card account in connection with the potential purchase of a product or service on or through the Co-branded Site). To the extent that, following generation of Transaction Revenue in excess of the Threshold, Autoweb generates Transaction Revenue through sales methods other than through the supply of Qualifying Leads, Autoweb and Lycos shall share such Transaction Revenue in a manner to be mutually agreed upon.

     6.2.2  Year 4.    During the fourth Year of the Term, Autoweb shall retain
            ------
all Transaction Revenue up to [*] (the "Year 4 Threshold"). Following the generation of Transaction Revenue in excess of the Year 4 Threshold, Autoweb shall pay Lycos [*] for every Qualifying Lead originating from the Lycos Network. To the extent that, following generation of Transaction Revenue in excess of the Year 4 Threshold, Autoweb generates Transaction Revenue through sales methods other than through the supply of Qualifying Leads, Autoweb and Lycos shall share such Transaction Revenue in a manner to be mutually agreed upon.

     6.3    Payment.  The payments to Lycos described in Section 6.2 shall be
            -------
referred to, collectively, as "Transaction Revenue Payments." Autoweb shall pay to Lycos any Transaction Revenue Payments within forty-five (45) days following the close of the quarter in which the Transaction Revenues were generated.

     6.4    Reporting.  Autoweb shall provide Lycos with weekly reports on a
            ---------
monthly basis regarding: (i) click-throughs to the Co-branded Site, and (ii) the number of Purchase Requests completed and the number of Qualifying Leads. Lycos shall provide to Autoweb at a minimum Lycos'standard daily reports on a weekly basis regarding: (i) page views and (ii) click-throughs.

     6.5    Three-Month Anniversary.  Upon the three-month anniversary of the
            -----------------------
Launch Date, or, at Lycos' discretion upon any earlier date, Lycos shall make an election whether or not to integrate on the Co-branded Site offerings substantially in the form offered by Autoweb on the Autoweb Site or as otherwise agreed by the parties, and Lycos shall so inform Autoweb.

     7.     Lycos Network Integration Fees. Subject to the provisions of Section
            ------------------------------
20, Autoweb shall make guaranteed payments for the placements, integration, exclusivity, and other services described herein in the amount of [*] per Year of the Term, for a total amount of [*] in guaranteed payments (the "Guaranteed
                                                                    ----------
Payments"). Autoweb shall pay the Guaranteed Payments according to the following
--------
schedule:

     7.1    Year 1.
            ------

            Within seven (7) business days of
                          the Effective Date:      [*]

            90 days following Effective Date:      [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            180 days following Effective Date:     [*]

            270 days following Effective Date:     [*]


     7.2    Year 2.
            ------

            1/st/ Anniversary of Effective Date:   [*]

            90 days following 1/st/ Anniversary:   [*]

            180 days following 1/st/ Anniversary:  [*]

            270 days following 1/st/ Anniversary:  [*]


     7.3    Year 3.
            ------

            2nd Anniversary of Effective Date:     [*]

            90 days following 2nd Anniversary:     [*]

            180 days following 2/nd/ Anniversary:  [*]

            270 days following 2/nd/ Anniversary:  [*]


     7.4    Year 4.
            ------

            3rd Anniversary of Effective Date:     [*]

            90 days following 3/rd/ Anniversary:   [*]

            180 days following 3/rd/ Anniversary:  [*]

            270 days following 3/rd/ Anniversary:  [*]


     7A.    Autoweb Securities and Lycos Investment.  Within ten (10) days
            ---------------------------------------
following execution of this Agreement, Autoweb will issue and sell to Lycos a number of shares of common stock (the "Securities") representing ten percent (10%) of the outstanding shares of capital stock of Autoweb, as calculated on a fully diluted basis outstanding on the Effective Date, for an aggregate purchase price equal to the average market closing price per share of common stock of Autoweb for the last thirty trading days prior to the Effective Date, multiplied by the number of shares to be issued and sold hereunder (the "Lycos Investment"). These terms and conditions of the Lycos Investment shall be reflected in a Stock Purchase Agreement to be executed by both parties, but which will provide that the Securities will be unregistered and not be saleable for one year from date of issuance. However, Autoweb must take all necessary steps so that the Securities are fully registered and saleable under the conditions of this Agreement on the one year anniversary of the conveyance the Securities. .After the expiration of such one year period and subject to Autoweb's trading windows, Lycos may sell no more than fifteen per cent

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(15)% of the Lycos Investment in any given quarter, and two per cent (2)% on any given day; provided, however, that if Autoweb becomes sixty (60) or more days in arrears on amounts owing to Lycos under section 7 of this Agreement, then the volume restrictions of this sentence shall not apply. Autoweb's failure to execute a Stock Purchase Agreement consistent with the terms of this Agreement, or Autoweb's failure to convey the Securities pursuant to the Stock Purchase Agreement shall each constitute incurable material breaches of this Agreement for which Lycos shall have the right to terminate this Agreement immediately.

     8.     Page Views.  The parties will take all necessary steps and actions,
            ----------
other than changing the URL of the Co-branded Site, in order to request the Media Metrix and Nielsen/NetRatings organizations, and any additional Internet ratings organizations identified by either party, to credit each party, on a monthly basis, with at least 50% of all page views of the Co-branded Site.

     8.1.   Automobile Services.  In the event that Lycos elects not to
            -------------------
exercise its election as described in Section 6.5 by the Three Month Anniversary of the Launch Date, then Lycos agrees that, notwithstanding any other provisions of this Section 8 or elsewhere in this Agreement, (i) the top level page of the Co-branded Site shall include links from Co-branded Content concerning automobile services to pages served by Autoweb from the Autoweb Site provided that such pages (i.e., the "Services Pages") do not provide offerings or advertising of or for Prohibited Content. Nothing in this Agreement shall restrict Autoweb's placement of links on the Services Pages to any other page of
the Autoweb Site.   Autoweb shall receive page view credit for all page views of the Autoweb Site.


     9.     Audit Rights. Each party shall maintain complete and accurate
            ------------
records with respect to the calculation of all payments due under this Agreement. Each party shall have the right, at its expense (except as provided below) to audit the other party's books and records for the purpose of verifying payment amounts. Such audits shall be made not more than once per year, on not less than ten (10) days written notice, during regular business hours, by auditors reasonably acceptable to the party being audited. If the auditor's figures reflect payment due under this Agreement other than that reported by the party being audited, then the party being audited shall pay the amount owed (if such amount is higher than reported), or the party conducting the audit shall reimburse the difference (if such amount is lower than reported), as the case may be. If the auditor's figures vary by more than 10% from the figures provided by the party being audited, then the party being audited shall also pay the reasonable cost of the audit.

     10.    No Click-Through Guarantee.    Neither Lycos nor Autoweb represents,
            --------------------------
promises, or commits that the parties will obtain or achieve via the Impressions or otherwise any specific level of click-through by users to the Co-branded Site ("Click-Through"). The parties agree and acknowledge that there are many factors
  -------------
that contribute to achievement of any particular Click-Through rate, and that many such factors are not subject to the control of either or both parties. Accordingly, the parties agree and acknowledge that achievement of any specific Click-Through rate is not a material provision of this Agreement, nor a requirement of the Agreement. Furthermore, the parties agree and acknowledge that failure to achieve any specific Click-Through rate shall not constitute a breach of the Agreement, and shall not serve as a basis, justification, or excuse for Autoweb's failure or refusal to pay any or part of the Guaranteed Fees or any other fees hereunder.

     11.    User Information. Autoweb shall manage the user information database
            ----------------
on the Co-branded Site, which shall include, subject to each parties' privacy policies as they appear from time to time but otherwise without limitation, any and all personally identifiable information, and any and all additional information maintained by Autoweb specific to individual users, provided by users (the "User
            ----

Information") on the Co-branded Site. Lycos and Autoweb shall jointly and
-----------
severally own all User Information obtained on the Co-branded Site, provided that such ownership of all User Information gathered during the Term shall be remain subject, both during and following the Term, to each parties' privacy policies as they appeared at the time such information was obtained. In addition, Autoweb shall take such steps as are reasonably necessary to integrate user registration processes on the Co-branded Site with Lycos' universal registration system, including so that Lycos shall itself host and serve all registration pages for the Co-branded Site. Lycos shall supply such registration information to Autoweb as is necessary to access the Co-branded Content. Notwithstanding anything to the contrary elsewhere in this Section, neither Lycos nor Autoweb may, either during the Term or after the Term, without the users' permission, sell or otherwise transfer the User Information or registration information to any third party (other than by merger, consolidation or sale of all or substantially all of the assets of such party). In addition, Lycos and Autoweb agree that all communications with users (excluding all automobile transaction-related communications between users and Autoweb or its fulfillment partners in connection with transactions initiated by users through the Co-branded Site) shall be (i) in mutually agreed upon, co-branded form, (ii) only with the user's prior consent, and (iii) consistent with both parties' privacy policies as they appear from time to time. Both Autoweb and Lycos agree that the sharing of any such User Information or registration information and the use thereof, either during or after the Term, shall be consistent with the parties' privacy policies disclosed to the users when the information is collected. Autoweb further agrees that it will place a link to each parties' privacy policy (the "Privacy Links") on all pages of the Co-branded Site where
                     -------------
users are prompted to provide, and users provide, User Information, and Lycos agrees that it shall place the Privacy Links on registration pages for the Co-branded Site. The placement of such Privacy Links shall be subject to the mutual agreement of the parties. In addition, Autoweb agrees to perform any and all acts necessary to ensure that the Co-branded Site, including, without limitation, the collection of User Information thereon, is in full compliance with The Children's Online Privacy Protection Act and all other applicable laws and regulations. On a monthly basis, Autoweb shall provide Lycos with all User Information obtained on the Co-branded Site within ten (10) days after the end of each month in a form and manner reasonably requested by Lycos.

     12.    Licenses; Approvals. To the extent creation of or access to the Co-
            -------------------
branded Site is deemed a use, public display, public performance, transmission, distribution, reproduction, or creation of a derivative work of the Content, or to the extent the Content is actually used, publicly displayed, publicly performed, transmitted, distributed or reproduced on the Lycos Network, either in original form or in the form of a derivative work, Autoweb hereby grants Lycos a non-transferable (except as provided herein), royalty-free (except as provided herein), worldwide license to create derivative works from the Content, and to use, publicly display, publicly perform, transmit, distribute, and reproduce the Content and Autoweb's advertisements, during the Term solely for the purposes described herein so that each party may exercise their rights and perform their obligations hereunder. To the extent creation of or access to the Co-branded Site is deemed a use, public display, public performance, transmission, distribution, reproduction, or creation of a derivative work of the Lycos Community Content, Lycos hereby grants Autoweb, for the duration of the Term, a non-transferable, royalty-free (except as provided herein), worldwide license to use, publicly display, publicly perform, transmit, distribute, and reproduce the Lycos Community Content on the Co-branded Site only.

     13.    Term.  The term ("Term") of this Agreement shall commence on the
            -----             ----
Effective Date and continue for four (4) years following the Effective Date unless terminated earlier as provided in this Agreement.

     14.    Marks. Lycos hereby grants to Autoweb a non-exclusive, non-
            -----
transferable license to reproduce and display Lycos' trademarks, service marks, logos and the like solely for the purposes specified in this Agreement and in accordance with Lycos' established trademark usage policies and procedures. Autoweb hereby grants Lycos a non-exclusive, non-transferable license to reproduce and display Autoweb's trademarks, service marks, logos and the like solely for the purposes specified in this Agreement and in accordance with Autoweb's established trademark usage policies and procedures. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks (e.g., "Go Get It(R) is a registered service mark of Lycos, Inc. All Rights Reserved.") or immediately cease using such requesting party's marks. In connection with the licenses granted hereunder, each party shall have the unilateral right to establish such quality standards and additional terms and conditions concerning the use of its trademarks as such party deems necessary to reasonably protect its trademarks. Such licenses shall terminate automatically upon the effective date of expiration or termination of this Agreement.

     15.       Representations and Warranties.
               ------------------------------

     15.1      Of Both Parties.  Each party hereby represents and warrants as
               ---------------
follows:

     15.1.1    Corporate Power. Such party is duly organized and validly
               ---------------
existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     15.1.2    Due Authorization. Such party is duly authorized to execute and
               -----------------
deliver this Agreement and to perform its obligations hereunder.

     15.1.3    Binding Agreement. This Agreement is a legal and valid obligation
               -----------------
binding upon it and enforceable with its terms, and that the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     15.2      By Autoweb.  Autoweb represents and warrants that:
               ----------

     15.2.1    Intellectual Property Rights and Other Rights. (i) It has the
               ---------------------------------------------
full and exclusive right to grant or otherwise permit Lycos to access the Autoweb Site and the Co-branded Site, and to use Autoweb's intellectual property, including, without limitation, its trademarks, service marks and logos, as necessary for Lycos to perform its obligations under this Agreement, and Autoweb is aware of no claims by any third parties adverse to any of such intellectual property rights; (ii) the Content will not violate or infringe upon the patent, copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person, nor will same constitute a libel or defamation of any person or entity; (iii) it has obtained all necessary licenses, consents and approvals relating to all Content provided by a third party and that it is responsible for obtaining any such licenses, consents and approvals during the Term; and (iv) it is the owner or is licensed to use the entire contents and subject matter contained in its advertising and collateral information, including, without limitation, (1) the names and/or pictures of persons; (2) any copyrighted material, trademarks, service marks, logos, and/or depictions of trademarked or service marked goods or services; and (3) any testimonials or endorsements contained in any advertisement submitted to Lycos.

     15.3      By Lycos.  Lycos represents and warrants that:
               --------

     15.3.1  Intellectual Property and Other Rights. (i) It has the full and
             --------------------------------------
exclusive right to grant or otherwise permit Autoweb to access the Lycos Network and to use Lycos' intellectual property, including, without limitation, its trademarks, service marks and logos, as necessary for Autoweb to perform its obligations under this Agreement, and Lycos is aware of no claims by any third parties adverse to any of such intellectual property rights; (ii) the content on the Lycos Network (other than content placed on such site by a third party, of which Lycos does not have actual knowledge) will not infringe upon the patent, copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person, nor will same constitute a libel or defamation of any person or entity; (iii) Lycos has obtained all necessary licenses, consents and approvals relating to all Lycos Services displayed on the Co-branded Site provided by a third party and that it is responsible for obtaining any such licenses, consents and approvals during the Term; and (iv) it is the owner or is licensed to use the entire contents and subject matter contained in its advertising and collateral information displayed on the Co-branded Site, including, without limitation, (1) the names and/or pictures of persons; (2) any copyrighted material, trademarks, service marks, logos, and/or depictions of trademarked or service marked goods or services; and (3) any testimonials or endorsements contained in any advertisement submitted to Lycos.

     The representations and warranties and covenants in this Section 15 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

     16.     Limitation of Warranty. EXCEPT AS EXPRESSLY WARRANTED ABOVE, EACH
             ----------------------
PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE LYCOS NETWORK AND THE AUTOWEB SITE OR THE CO-BRANDED SITE, AND NEITHER PARTY SHALL BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS RELATED THERETO. LYCOS SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE AUTOWEB SITE, THE CO-BRANDED SITE, AND THE CONTENT THEREIN, AND AUTOWEB SPECIFICALLY DISCLAIMS ALL LIABILITY FOR THE LYCOS NETWORK, (EXCLUDING THE CO-BRANDED SITE) AND THE CONTENT THEREIN EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ANY PRODUCTS OR SERVICES OFFERED OR SOLD THROUGH THE LYCOS NETWORK, THE AUTOWEB SITE OR THE CO-BRANDED SITE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE).

     17.     Indemnification; Insurance.
             --------------------------

     17.1    Indemnification.
             ---------------

     17.1.1  Autoweb Indemnity. Autoweb will at all times defend, indemnify and
             -----------------
hold harmless Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to: (i) any breach of any warranty, representation, covenant or agreement made by Autoweb in this Agreement; (ii) the development, operation or maintenance of the Autoweb Site or the Co-branded Site, including the Content thereon, except to the extent supplied by Lycos; (iii) the sale of any products or services through the Autoweb Site or the Co-branded Site, including without limitation the purchase, acceptance, use or misuse of such products and service by any customer or user; and (iv) all text, graphics, images or other content that constitute the Impressions and the copying, printing, display, distributing, or publishing of Autoweb's advertisements. Lycos shall give Autoweb prompt written notice of any claim, action or demand for which indemnity is claimed. Autoweb shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party and which arises as a result of Autoweb's breach of any warranty, representation, covenant or agreement under this Agreement. Lycos shall have the right to participate in any defense of a claim by Autoweb with counsel of Lycos' choice at Lycos' own expense. The foregoing indemnity is conditioned upon: prompt written notice by Lycos to Autoweb of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Autoweb; and such reasonable cooperation by Lycos in the defense as Autoweb may request.

     17.1.2  Lycos Indemnity.  Lycos will at all times defend, indemnify and
             ---------------
hold harmless Autoweb and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by Lycos in this Agreement or the development, operation or maintenance of the Lycos Network (but specifically excluding the Co-branded Site and any content posted there by Autoweb or third parties). Autoweb shall give Lycos prompt written notice of any claim, action or demand for which indemnity is claimed. Lycos shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. Autoweb shall have the right to participate in any defense of a claim by Lycos with counsel of Autoweb's choice at Autoweb's own expense. The foregoing indemnity is conditioned upon; prompt written notice by Autoweb to Lycos of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by Lycos; and such reasonable cooperation by Autoweb in the defense as Lycos may request.

     17.1.3  Settlement.  Neither party shall, without the prior written consent
             ----------
of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

     17.2    Insurance.  For the length of the Term, Autoweb shall cause Lycos
             ---------
to be included as an "additional insured" on all of Autoweb's relevant insurance policies that provide coverage of any kind relating to or regarding the services or content provided by or the goods and products sold by Autoweb in accordance with the terms of this Agreement.

     18.     Confidentiality.
             ---------------

     18.1    Non-Disclosure Agreement. The parties agree and acknowledge that,
             ------------------------
as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not otherwise disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure.

     18.2    Confidential Information Defined.  As used in this Agreement, the
             --------------------------------
term "Confidential Information" refers to: (i) the terms and conditions of this
      ------------------------
Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential
                                                          ------------
Information" specifically excludes (A) information that is now in the public
-----------
domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

     19.     Press Releases; Off-line Promotion.
             ----------------------------------

     19.1    Press Releases. No public statements concerning the existence or
             --------------
terms of this Agreement shall be made or released to any medium except with the prior approval of Lycos and Autoweb or as required by law.

     19.2    Off-line Promotion. In a majority of Autoweb's offline promotion
             ------------------
(including, but not limited to, print, radio and television), marketing materials, and the like (collectively, the "Advertising Materials") and subject
                                            ---------------------
to Lycos' prior written approval, Autoweb shall include the following statement:
"Autoweb at Lycos" or such other statement as the parties shall hereafter mutually agree (the "Reference"). In a majority of Lycos' offline promotion
                     ---------
relating to automobiles (including, but not limited to, print, radio and television, marketing materials, and the like (collectively, the "Advertising
                                                                  -----------
Materials") and subject to Autoweb's prior written approval, Lycos shall include
---------
the following statement: "Autoweb at Lycos" or such other statement as the parties shall hereafter mutually agree (the "Reference"). All References shall
                                             ---------
be at least the same size and prominence of any similar statements or promotions for other third parties mentioned or promoted in such Advertising Materials, and the form of the Reference shall be subject to Lycos prior approval. Autoweb hereby agrees, represents, and warrants that it shall not include the reference in any materials or publication in a form or manner so as to denigrate or disparage Lycos, its products, or otherwise. The obligations of this Section shall not commence until September 2000.

     20.     Termination. Either party may terminate this Agreement if (a) the
             -----------
other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business; (e) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; or (f) by mutual consent of the parties. In addition, after the first anniversary of the Effective Date, Lycos may terminate this Agreement in the event that Autoweb's Content becomes substantially uncompetitive with other content, tools, services, information, and technology as is otherwise available, if such condition is not cured within (90) days written notice to Autoweb. In addition, Lycos may terminate this Agreement in accordance with the applicable provisions of Section 20.1.

     20.1    Change of Control. In the event that a company identified on
             -----------------
Exhibit C acquires all or substantially all of the assets of Autoweb, acquires a majority of the outstanding voting securities of Autoweb, merges with or into Autoweb or causes a corporate affiliate to do so, or otherwise obtains effective voting control of Autoweb's board of directors, either directly, in combination, or through its designees, then Lycos shall have the right to (a) terminate the Agreement effective immediately, in which case Lycos shall refund to Autoweb any unused pro rata portion of the Guaranteed Fees as calculated on a calendar basis (i.e., each installment set forth in Section 7 shall be, for purposes of this Section only, construed as full payment for each 90 days of performance), (b), at Lycos' option, for two years following notice, to the extent permitted by Autoweb's contractual obligations with third parties, operate the Co-branded Site on its own behalf utilizing the Co-branded Content under Lycos branding alone, and Autoweb will assist Lycos in securing all needed permissions for Lycos to do so, and Autoweb shall dedicate proper and sufficient resources to facilitate an orderly transition, including sufficient training for Lycos personnel as requested by Lycos (for which Lycos shall compensate Autoweb on a reasonable time and materials basis), for a period of three months, in which case Lycos shall pay to Autoweb an aggregate fee of $10 million per year, or (c) continue performance under this Agreement without change.

     21.     Force Majeure.  In the event that either party is prevented from
             -------------
performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

     22.     Relationship of Parties.  Autoweb and Lycos are independent
             -----------------------
contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between Autoweb and Lycos. Neither party has authority to enter into agreements of any kind on behalf of the other.

     23.     Assignment, Binding Effect. Neither Lycos nor Autoweb may assign
             --------------------------
this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, Lycos may assign this Agreement as a whole to any successor of Lycos, and, subject to the provisions of Section 20.1, Autoweb may assign this Agreement as a whole to any successor of Autoweb.

     24.     Choice of Law and Forum.  This Agreement, its interpretation,
             -----------------------
performance or any breach thereof, shall be construed in accordance with, governed by, and all questions with respect thereto shall be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state.

     24.1    Dispute Resolution.
             ------------------

     Level 1 Dispute Review.  Upon the written request of either Party, each
     -----------------------
Party shall appoint a designated representative whose task shall be to meet the other party's designated representative (by conference telephone call or in person at a mutually agreeable site) in an endeavor to resolve any Dispute ("Level 1 Dispute Review"). The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding.

     Level 2 Dispute Review.  If resolution of the Dispute cannot be resolved
     -----------------------
within the earlier of (a) fifteen (15) days of the first Level 1 Dispute Review meeting and (b) such time as when either party gives the other notice of an impasse ("Level 1 Dispute Termination Date"), a chief executive officer (or a functional equivalent) of each Party shall meet (by conference telephone call or in person at a mutually agreeable site) within 72 hours after the Level 1 Dispute Termination Date for the purpose of resolving such unresolved Dispute ("Level 2 Dispute Review").

     Submission of Dispute to Mediation.  If the Parties are unable to resolve
     ----------------------------------
the Dispute within five (5) days after commencement of the Level 2 Dispute Review, either party may serve the other with notice of the existence of a continuing impasse (the date on which both Parties are in receipt of such notice, the "Level 2 Dispute Termination Date") and the parties shall thereafter immediately submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA") and shall bear equally the costs of the mediation. The Parties will act in good faith to jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the AAA within fifteen (15) days of the Level 2 Termination Date. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days commencing with the selection of the mediator and any extension of such period as the Parties may mutually agree.

     Arbitration.  (a) If the parties agree to a mediator within fifteen (15)
     -----------
days of the Level 2 Dispute Termination Date or if the Dispute is not resolved within thirty (30) days after the beginning of the mediation and any extension of such periods as the Parties may mutually agree, the Dispute shall be submitted to, and finally determined by, binding arbitration in accordance with the following provisions of this Exhibit, regardless of the amount in controversy or whether such Dispute would otherwise be considered justifiable or ripe for resolution by a court or arbitration panel.

     (b) Any such arbitration shall be conducted by the AAA in accordance with its Commercial Arbitration Rules (the "AAA Rules"), except to the extent that the AAA Rules conflict with the provisions of this Exhibit, in which event the provisions of this Section shall control.

     (c) The arbitration panel (the "Panel") shall consist of one neutral arbitrator (the "Arbitrator"), who shall be an attorney having five or more years experience in the primary area of law as to which the Dispute relates, and shall be appointed in accordance with the AAA Rules (the "Basic
Qualifications").

     (d) Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, a substitute Arbitrator possessing the Basic Qualifications shall be appointed by the AAA. If an Arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Exhibit and the AAA Rules.

     (e)  The arbitration shall be conducted in Boston Massachusetts; provided
                                                                      --------
that the Panel may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location which the Panel deems appropriate.

     (f) The Panel may in its discretion order a pre-exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute.

     (g) At any oral hearing of evidence in connection with any arbitration conducted pursuant to this Exhibit, each party and its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing and except under extraordinary circumstances where, in the opinion of the Panel, the interests of justice require a different procedure.

     (h)  Within fifteen (15) days after the closing of the arbitration hearing,
the Panel shall prepare and distribute to the Parties a written award.   The
Panel shall have the authority to award interest on any monetary award from the date that the loss or expense was incurred by the prevailing party. In addition, the Panel shall have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement, any agreement, certificate or other document referred to herein or delivered in connection herewith, or the relationships of the parties hereunder or thereunder, even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, any and any such decision shall bind the parties in their performance of this Agreement and such other documents.

     (i) Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, to obtain interim relief, or as otherwise required by law, no Party nor any arbitrator shall disclose the existence, content or results of any arbitration conducted hereunder without the prior written consent of the other Party.

     (j) To the extent that the relief or remedy granted in an award by the Panel is relief or a remedy on which a court could enter judgment, a judgment upon the award rendered by the Panel may be entered in any court having jurisdiction thereof. Otherwise, the award shall be binding on the Parties in connection with their obligations under this Agreement and in any subsequent arbitrator or judicial proceedings among any of the parties.

     (k) The Parties agree to share equally the cost of any arbitration, including the administrative fee, the compensation of the arbitrator and the costs of any neutral witnesses or proof produced at the direct request of the Panel.

     (l)  Each Party hereto agrees that references to the Parties in this
Section 24.1 shall also include their respective Affiliates, who shall be subject to the dispute resolution procedures of this Section 24.1 to the same extent as the Parties.

     24.2 Recourse to Courts and Other Remedies.  Notwithstanding the dispute
          --------------------------------------
resolution procedures set forth in Section 24.1, any Party may apply to any court having jurisdiction (a) to enforce the provisions of Section 24.1, (b) to seek injunctive relief or any other equitable remedy to enforce any provision of this Agreement, or to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, (c) to avoid the expiration of any applicable limitation period, (d) to preserve a superior position with respect to other creditors, (e) to challenge or vacate any final judgment, award or decision of the Panel, or (f) to enforce the indemnification obligations set forth in the Agreement or to recover damages based thereon. Each party hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any state or Federal court in the Commonwealth of Massachusetts, agrees that any action arising out of or related to this Agreement contemplated by this Section 24.2 must be brought exclusively in a state or Federal court in the Commonwealth of Massachusetts, and waives any objection it has or may have in the future with respect to any of the foregoing.

     24.3  Attorneys' Fees.  If any action, suit, or proceeding is commenced to
           ---------------
establish, maintain, or enforce any right or remedy under this Agreement, the Party not prevailing therein shall pay, in addition to any damages or other award, all reasonable attorney's fees and litigation expenses incurred therein by the prevailing Party.


     25.   Good Faith.  The parties agree to act in good faith with respect to
           ----------
each provision of this Agreement and any dispute that may arise related hereto.

     26.   Counterparts and Facsimile Signatures.  This Agreement may be
           -------------------------------------
executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

     27.   No Waiver. The waiver by either party of a breach or a default of
           ---------
any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

     28.   Successors and Assigns. Except as provided in Section 20.1, this
           ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     29.   Severability.  Each provision of this Agreement shall be severable
           ------------
from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     30.   Notices.  All notice required to be given under this Agreement must
           -------
be given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

       If to Lycos:

        Lycos, Inc.
        400-2 Totten Pond Road
        Waltham, MA 02451
        Fax No.: (781) 370-2600
        Attention: General Counsel

       If to Autoweb:

        Autoweb, Inc.
        3270 Jay Street
        Santa Clara, CA  95054
        Fax No: (408) 588-9776
        Attention:  President
        Cc:   General Counsel


     31.    Entire Agreement.  This Agreement constitutes the entire
            ----------------
understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between Lycos and Autoweb concerning the subject matter, except that to the extent either party owes the other any other obligation of performance or payment as of the Effective Date such obligations shall be satisfied according to the terms of any pre-existing agreement between them. This Agreement cannot be amended except by a writing signed by authorized representatives of both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

     32.    Limitations Of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY
            ------------------------
BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM PERFORMANCE UNDER OR FAILURE OF PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN ADDITION, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE VALUE RECEIVED BY SUCH PARTY UNDER THIS AGREEMENT. NOTHWITHSTANDING THE FOREGOING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LIMITATIONS OF LIABILITY SET FORTH IN THE PRECEDING SENTENCE SHALL NOT APPLY IN THE EVENT OF A BREACH OR BREACHES OF SECTIONS OF THIS AGREEMENT REGARDING CONFIDENTIALITY, AMOUNTS PAYABLE, AND/OR INDEMNIFICATION.

     33.    Survival.  All terms of this Agreement, which by their nature extend
            --------
beyond its termination, remain in effect until fulfilled, and apply to respective successors and assigns.

                                   AGREEMENT



IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

AUTOWEB ______________


By: ______________________________

Name: ____________________________

Title: ___________________________




LYCOS, INC.

By: ______________________________

Name: ____________________________

Title: ___________________________



Lycos Confidential

                                   EXHIBIT A


             Operations Requirements for Remote Service Providers


Introduction

The following introduction comes from the Lycos, Inc. "Operations Change Management" document. As it relates to service-providers external to Lycos, Inc. owned and operated data-centers, Operations and Operations personnel will refer to the systems, network, and applications support personnel of the service-provider in question. This document addresses Lycos, Inc.'s expectations as consistent with industry practice related to availability and functionality, and problem escalation and resolution procedures as they extend between Lycos Operations and a remote service-provider.

Availability and Functionality

The Lycos, Inc. Operations group works to guarantee 99.999% availability and functionality of all Lycos Services, and expects remote service-providers to work towards the same. To this end, the following requirements have been established for such service-providers:

 .    Provide physical- and application-layer redundancy such that hard loss of any one application server or physical platform will not result in loss of availability or functionality of the product or service. This redundancy will apply to network services platforms (e.g., routers), production servers, production support servers (e.g., monitoring application servers), etc. In the case of the firewall and certain other supporting application servers, where currently automatic fail-over is not available, within thirty minutes an engineer will be working to correct the problem. Within three months, a redundant firewall solution will be in place.

 .    Provide monitoring of all Lycos-related servers and applications such that problems are detected before or within 15 minutes of occurrence. Further, when possible, provide the ability to monitor these servers and applications remotely.

 .    Guarantee appropriate capacity monitoring and growth such that systems run below an average of 75% consumption of potential resources during peak operating hours for any 15 minute interval.

 .    Guarantee appropriate application, system, and network capacity and resources (within the service provider's systems only) such that the average server response to any given user page request over any one (1) hour period is not more than five seconds (within the framework of the availability framework described above).

 .    Commit to pre- arranged, after-hours (defined as those periods during which traffic is lowest) change and planned maintenance windows, and provide ample (i.e., no less than five business days) notice before these windows are utilized for Lycos-branded services. Exceptions to this practice may be made as required for emergency situations and Lycos shall be notified of such emergency situations as soon as possible.

Problem Escalation and Resolution for Critical Problems

For purposes of this section, a "Critical Problem" shall mean any problem that results in either the Co-branded Site being unavailable or inaccessible to users or the inability to serve advertisements on the Co-branded Site. The Lycos, Inc. Operations Group maintains an internal problem escalation and resolution process designed to provide a means to resolve service-related Critical Problems quickly and efficiently, while maximizing communication of problem status. This process is available to Lycos, Inc. personnel, and to the Operations personnel of remote service-providers should the need arise.

To meet the expectations upon which the Problem Escalation and Resolution process are based, Operations will provide the following:

A 24x7, single point of contact for Critical Problem escalation.


Initials: _____                                              Initials: ______

A guaranteed 30-minute response time to have personnel actively working on the reported Critical Problems, with the understanding that to date no Critical Problems have gone unattended more than 15 minutes, and that Operations will exert best efforts to have personnel actively working on the problem in 15 minutes or less.

A guarantee of timely (hourly) updates during extended (defined as more than 1 hour) Lycos-specific Critical Problem incidents.

A guarantee of  15 minute notification upon Critical Problem resolution.

A guarantee of Critical Problem summary within 24 business hours of Critical Problem resolution.

Other Items of Note:

While Lycos, Inc. Operations will assign a both a primary technical analyst and a technical manager to handle issues related to the remote service, it is expected that non-emergency communication between a remote service provider and Lycos Operations will be negotiated by and through a Lycos, Inc. Product Manager.

For critical or emergency issues the Lycos, Inc. Operations group can be reached at the Lycos Operations Hotline: [*].



Initials: _____                                              Initials: ______

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B1


                                      [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                           EXHIBIT B2IMPRESSIONS PLAN
                                   EXHIBIT C


                                      [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D


1.   Changes and Cancellations.  All artwork must be received at least five days
     -------------------------
in advance of publication date. Cancellations or copy changes will not be accepted after the published closing date of the update to the Lycos site.
Lycos must receive changes to artwork at least five days in advance of requested change date. Lycos' ad banner specifications are accessible through the URL adreporting.lycos.com/specs.html; Lycos reserves the right to change any of its ad banner specifications at any time. Any cancellations or change orders must be made in writing and acknowledged by Lycos. Change orders cannot be submitted any more frequently than once every fourteen days, with the exception of broken links or faulty creative executions.


2.   Licenses and Indemnification. Autoweb represents that it is the owner or is
     ----------------------------
licensed to use the entire contents and subject matter contained in its advertising and collateral information, including, without limitation, (a) the names and/or pictures of persons; (b) any copyrighted material, trademarks, service marks, logos, and/or depictions of trademarked or service marked goods or services; and (c) any testimonials or endorsements contained in any advertisement submitted to Lycos. In consideration of Lycos' acceptance of such advertisements and information for publication, Autoweb will jointly and severally indemnify and hold Lycos harmless against all loss, liability, damage and expense of any nature (including attorney's fees) arising out of Lycos' copying, printing, distributing, or publishing of Autoweb's advertisements, including, but not limited to, the Newsletter Products. If Autoweb possesses any preexisting copyright interests in the advertisements, advertiser grants Lycos the right to use, reproduce, and distribute the advertisements.

3.   Key Words and Phrases.  Each advertiser may be given a "first right" to its
     ---------------------
exact company name and trademarks for keyword/phrase advertising. Lycos may pre-empt an existing key word/phrase advertiser by submitting a three-month advertising contract. The existing contract-holder for the key word/phrase will be provided with a two-week notification of preemption and will receive a
comparable number, form and content.   of impressions for any unfulfilled number
of guaranteed impressions. If two or more advertisers have the same name or trademark, the allocation will be on a first-come basis and the existing contract will take precedence.

4.   Rejections. Lycos reserves the right, without liability, to reject, omit or
     ----------
exclude any advertisement or to reject or terminate any links for any reason at any time, with or without notice to Autoweb, , subject to exceptions below and whether or not such advertisement or link was previously acknowledged, accepted, or published. In cases where such rejection, omission or exclusion is not caused by broken links, prohibited content, or, more generally, a material degradation in the consumer experience, Lycos will provide commercially reasonable notice to Autoweb of rejection and will allow Autoweb to remedy such exclusions within 10 days. Under all cases, Lycos shall replace any exclusions with mutually agreed upon replacement impressions and links

5.   Limitation of Liability.  Lycos shall not be liable for any errors in
     -----------------------
content or omissions. Should an error appear in an advertisement, Lycos' liability will be limited to making good the number, form and content of the lost impressions if the error is Lycos'.



Initials: _____                                              Initials: ______

                             Exhibit E
                             ---------

                                [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.